As filed with the Securities and Exchange Commission on March 6, 2002

Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PALATIN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-4078884
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

103 Carnegie Center, Suite 200 Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

1996 STOCK OPTION PLAN
(Full title of the plan)

Stephen T. Wills, Chief Financial Officer
103 Carnegie Center, Suite 200
Princeton, New Jersey  08540
(Name and address of agent for service)

(609) 520-1911
 (Telephone number, including area code, of agent for service)

Please send copies of all communications to:
Brian F. Lanter, Attorney at Law, P.C.
1606 Central Avenue SE, Suite 201
Albuquerque, NM 87106-4494
Telephone: 505-843-7222

CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------
                                                            Proposed
    Title of                           Proposed             maximum          Amount of
 securities to    Amount to be    maximum offering    aggregate offering   registration
 be registered     registered    price per share (1)        price (2)          fee
---------------------------------------------------------------------------------------
  Common Stock     4,375,000           $8.00              $15,977,779         $1,470
---------------------------------------------------------------------------------------

NOTES TO FEE TABLE:

(1)	The proposed maximum offering price per share is the highest price per share at which any option currently outstanding under the plan may be exercised. The offering prices under outstanding options range from $2.50 to $8.00 per share.

(2)	The proposed maximum aggregate offering price is the sum of:

(a) the actual aggregate offering price of $12,357,737 for 3,257,703 shares of common stock currently purchasable under outstanding options granted under the plan; plus

(b) the proposed maximum aggregate offering price of $3,620,042 for 1,117,297 shares of common stock purchasable under options which the registrant may grant in the future under the 1996 Stock Option Plan, calculated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933 and based on the average of the high and low prices of common stock reported on the American Stock Exchange on February 27, 2002 of $3.24 per share.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This registration statement registers 4,375,000 additional shares for issuance under our 1996 Stock Option Plan. The contents of our registration statement on Form S-8, registration number 333-57079, filed on June 17, 1998, are incorporated by reference.

Item 5. Interests of Named Experts and Counsel.

Brian F. Lanter, Attorney at Law, P.C., Albuquerque, New Mexico, counsel to the registrant, has given his opinion on certain legal matters relating to the issuance of shares of common stock registered on this registration statement. Mr. Lanter holds 295 shares of our common stock. We have granted Mr. Lanter an option under our 1996 Stock Option Plan to purchase 10,000 shares of common stock at $4.00 per share, with an expiration date of February 6, 2011, vesting as to 1/3 of the shares on February 6 of each year starting in 2002.

Item 8. Exhibits.

We are filing the following exhibits with this registration statement:

No.	Description

4.1	1996 Stock Option Plan.*

5.1	Opinion of Brian F. Lanter, Attorney at Law, P.C., counsel to the registrant, re legality.*

23.1	Consent of Brian F. Lanter, Attorney at Law, P.C., included in Exhibit 5.1.*

23.2	Consent of Arthur Andersen LLP.*

24.1	Power of attorney, included in the signature page of this registration statement.*

______________________________________
*Filed with this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on March 5, 2002.

PALATIN TECHNOLOGIES, INC.

By: /s/ Stephen T. Wills
      Stephen T. Wills
      Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Palatin Technologies, Inc., severally constitute Carl Spana and Stephen T. Wills, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Palatin Technologies, Inc. to comply with all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl Spana	President, Chief Executive Officer and Director	March 5, 2002
Carl Spana	(principal executive officer)

/s/ Stephen T. Wills	Executive Vice President and Chief Financial Officer	March 5, 2002
Stephen T. Wills	(principal financial and accounting officer)

/s/ Perry B. Molinoff	Executive Vice President of Research and Development	March 5, 2002
Perry B. Molinoff	and Director

/s/ John K.A. Prendergast	Chairman and Director	March 5, 2002
John K.A. Prendergast

/s/ Robert K. deVeer, Jr.	Director	March 5, 2002
Robert K. deVeer, Jr.

/s/ Kevin S. Flannery	Director	March 5, 2002
Kevin S. Flannery

/s/ Zola P. Horovitz	Director	March 5, 2002
Zola P. Horovitz

/s/ Robert I. Taber	Director	March 5, 2002
Robert I. Taber